EXHIBIT 99.1

EARNINGS RELEASE

For Immediate Release

Analyst Inquiries:	Media Inquiries:
Bill Wright	Laurie Dippold
(317) 249-4559	(317) 468-3900
investor_relations@openlane.com	laurie.dippold@openlane.com

OPENLANE, Inc. Reports First Quarter 2026 Financial Results
•Marketplace commercial vehicles sold growth of 25% YoY
•Marketplace dealer vehicles sold growth of 13% YoY
•Gross Merchandise Value (GMV) of approximately $9.1 billion, representing 32% YoY growth
•Revenue of $528 million, representing 15% YoY growth, driven by 22% growth in auction and related fees
•Net income of $49 million, representing 33% YoY growth
•Adjusted EBITDA of $97 million, representing 17% YoY growth
•Cash flow from operating activities of $160 million, representing 30% YoY growth

Carmel, IN, May 5, 2026 — OPENLANE, Inc. (NYSE: OPLN), today reported its first quarter financial results for the period ended March 31, 2026.
"OPENLANE started 2026 strong, growing consolidated revenue by 15%, delivering $97 million in Adjusted EBITDA and generating $160 million in cash flow from operations," said Peter Kelly, CEO of OPENLANE. "These results were led by strong performance in the Marketplace business where we grew vehicles sold by 19% including US dealer-to-dealer volume growth in the upper 20% range and solid commercial volume growth throughout the quarter. Our strategy and execution are delivering results, and it is clear that OPENLANE’s unique inventory, technology advantage and superior customer experience are capturing market share, expanding our network, and accelerating growth."
"OPENLANE’s first quarter performance is compelling evidence to the scalability of our business model and the differentiated value OPENLANE provides in the market," said Brad Herring, CFO of OPENLANE. "Our US dealer business continued to accelerate, our finance business responsibly balanced growth and risk, and we are still in the infancy stages of the off-lease volume return. And while no industry is immune to macroeconomic or geopolitical impacts, we remain confident in our ability to execute our plan and deliver on our increased full year guidance."
2026 Guidance
The company is updating its annual guidance to the following:

	Previous Guidance (February 18, 2026)	Revised Guidance (May 5, 2026)
Net income (in millions)	$130 - $147	$147 - $164
Adjusted EBITDA (in millions)	$350 - $370	$365 - $385
Net income per share - diluted *	$0.95 - $1.09	$1.09 - $1.23
Operating Adjusted EPS	$1.24 - $1.38	$1.28 - $1.42
* The company uses the two-class method of calculating net income per diluted share. Under the two-class method, net income is adjusted for dividends (including deemed dividends) and undistributed earnings (losses) to the holders of the Series A Preferred Stock. The weighted average diluted shares used in the net income per diluted share calculation assumes conversion of the remaining preferred shares to common shares in June 2026.

Earnings guidance does not contemplate future items such as business development activities, strategic developments (such as restructurings, spin-offs or dispositions of assets or investments), contingent purchase price adjustments, significant expenses related to litigation, tax adjustments, adverse changes in the value of foreign currencies relative to the U.S. dollar, changes in applicable laws and regulations (including significant accounting, tax and trade matters) and intangible impairments. The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for any given period. See reconciliations of the company's guidance included below.
Earnings Conference Call Information
OPENLANE will be hosting an earnings conference call and webcast on Tuesday, May 5, 2026 at 8:30 a.m. ET. The conference call may be accessed by calling 1-833-634-2155 and asking to join the OPENLANE call. A live webcast will be available at the investor relations section of corporate.openlane.com. Supplemental financial information for OPENLANE’s first quarter 2026 results is available at the investor relations section of corporate.openlane.com.
The archive of the webcast will be available following the call at the investor relations section of corporate.openlane.com for a limited time.
About OPENLANE
OPENLANE, Inc. (NYSE: OPLN) makes wholesale easy by connecting the leading automotive manufacturers, dealers, rental companies, fleet operators, captive finance and lending institutions as buyers and sellers to create the most advanced digital marketplace for used vehicles. Our innovative products and services deliver a fast, fair and transparent experience that helps customers make smarter decisions and achieve better outcomes. Headquartered in Carmel, Indiana, OPENLANE has employees across the United States, Canada, Europe, Uruguay and the Philippines. For more information and the latest OPENLANE news, visit corporate.openlane.com.
Forward-Looking Statements
Certain statements contained in this release include, and the company may make related oral, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts (including but not limited to statements regarding our growth opportunities and strategies, industry outlook, competitive position, business and investment plans and initiatives, the impact of macroeconomic conditions, tariffs and global trade policy, and 2026 financial guidance) may be forward-looking statements. Words such as "should," "may," "will," "would," "anticipate," "expect," "project," "intend," "contemplate," "plan," "believe," "seek," "estimate," "assume," "can," "could," "continue," "of the opinion," "confident," "is set," "is on track," "outlook," "target," "position," "predict," "initiative," "goal," "opportunity" and similar expressions identify forward-looking statements. Such statements are based on management's current assumptions, expectations and/or beliefs, are not guarantees of future performance and are subject to substantial risks, uncertainties and changes that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled "Risk Factors" in the company's annual and quarterly periodic reports, and in the company's other filings and reports filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release. The company undertakes no obligation to update any forward-looking statements.

OPENLANE, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share data) (Unaudited)

	Three Months Ended March 31,
	2026	2025
Operating revenues
Auction and related fees	$241.8	$198.9
SaaS and other revenue	67.5	66.6
Purchased vehicle sales	112.2	85.7
Finance revenue	106.4	108.9
Total operating revenues	527.9	460.1
Operating expenses
Cost of services (exclusive of depreciation and amortization)	271.7	241.6
Finance interest expense	24.8	27.6
Provision for credit losses	10.3	9.3
Selling, general and administrative	124.4	107.2
Depreciation and amortization	22.9	22.7
Total operating expenses	454.1	408.4
Operating profit	73.8	51.7
Interest expense	10.1	4.0
Other income, net	(1.6)	(5.0)
Income before income taxes	65.3	52.7
Income taxes	16.4	15.8
Net income	$48.9	$36.9

Amounts attributable to common stockholders
Net income	$48.9	$36.9
Series A Preferred Stock dividends	(5.3)	(11.1)
Net income attributable to participating securities	(6.0)	(6.4)
Net income attributable to common stockholders	$37.6	$19.4

Net income per share
Basic	$0.35	$0.18
Diluted	$0.35	$0.18

OPENLANE, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	March 31, 2026	December 31, 2025
Cash and cash equivalents	$180.1	$141.5
Restricted cash	36.8	43.9
Trade receivables, net of allowances	415.7	314.1
Finance receivables, net of allowances	2,444.3	2,425.4
Other current assets	128.1	86.7
Total current assets	3,205.0	3,011.6

Goodwill	1,239.8	1,243.5
Customer relationships, net of accumulated amortization	98.4	102.7
Operating lease right-of-use assets	57.5	57.9
Property and equipment, net of accumulated depreciation	100.3	104.2
Intangible and other assets	198.5	204.4
Total assets	$4,899.5	$4,724.3

Current liabilities, excluding obligations collateralized by finance receivables and current maturities of debt	$1,048.6	$840.1
Obligations collateralized by finance receivables	1,693.2	1,758.3
Current maturities of debt	24.9	5.5
Total current liabilities	2,766.7	2,603.9

Long-term debt	529.7	530.1
Operating lease liabilities	52.7	53.0
Other non-current liabilities	7.0	6.8
Temporary equity	289.8	289.8
Stockholders’ equity	1,253.6	1,240.7
Total liabilities, temporary equity and stockholders’ equity	$4,899.5	$4,724.3

OPENLANE, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Three Months Ended March 31,
	2026	2025
Operating activities
Net income	$48.9	$36.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22.9	22.7
Provision for credit losses	10.3	9.3
Deferred income taxes	2.6	2.4
Amortization of debt issuance costs	2.4	2.2
Stock-based compensation	9.4	1.7
Other non-cash, net	0.4	0.2
Changes in operating assets and liabilities:
Trade receivables and other assets	(140.2)	(109.3)
Accounts payable and accrued expenses	202.9	156.5
Net cash provided by operating activities	159.6	122.6
Investing activities
Net increase in finance receivables held for investment	(30.5)	(19.8)
Purchases of property, equipment and computer software	(13.1)	(11.9)
Investments in securities	(1.1)	(0.6)
Proceeds from the sale of property and equipment	—	0.4
Net cash used by investing activities	(44.7)	(31.9)
Financing activities
Net increase (decrease) in book overdrafts	3.1	(5.0)
Net borrowings from lines of credit	19.6	1.7
Net decrease in obligations collateralized by finance receivables	(63.1)	(2.2)
Payments for debt issuance costs/amendments	—	(0.1)
Payments on long-term debt	(1.4)	—
Issuance of common stock under stock plans	3.3	2.1
Tax withholding payments for vested RSUs	(9.2)	(4.2)
Repurchase and retirement of common stock	(25.7)	(0.1)
Dividends paid on Series A Preferred Stock	(5.3)	(11.1)
Net cash used by financing activities	(78.7)	(18.9)
Effect of exchange rate changes on cash	(4.7)	1.0
Net increase in cash, cash equivalents and restricted cash	31.5	72.8
Cash, cash equivalents and restricted cash at beginning of period	185.4	183.7
Cash, cash equivalents and restricted cash at end of period	$216.9	$256.5
Supplemental disclosures of cash flow information
Cash paid for interest	$33.4	$26.1
Cash paid for taxes, net of refunds - continuing operations	$23.1	$18.1
Cash paid for taxes, net of refunds - discontinued operations	$(0.5)	$(1.5)
Supplemental disclosure of non-cash financing activity
Accrual for repurchase of common stock	$0.7	$—

OPENLANE, Inc.
Reconciliation of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow, Operating adjusted income and Operating adjusted income per diluted share (or "Operating Adjusted EPS") as presented herein are supplemental measures of our performance and liquidity that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of OPENLANE’s results period over period and for the other reasons set forth below.
EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance.
Free Cash Flow is defined as net cash provided by operating activities, less purchases of property, equipment and computer software. Adjusted Free Cash Flow is Free Cash Flow adjusted for the cash portion of EBITDA addbacks to calculate Adjusted EBITDA, the net change in finance receivables held for investment and the net change in obligations collateralized by finance receivables. Management uses Adjusted Free Cash Flow to measure the funds generated in a given period that are available for capital allocation.
Operating adjusted income is defined as net income (loss) adjusted for acquired amortization expense, gains/losses on sale of property or businesses, impairments to goodwill or other intangible assets and certain other non-recurring items. Amortization expense associated with acquired intangible assets is not representative of ongoing capital expenditures but has a continuing effect on our reported results. Management believes Operating adjusted income provides comparability to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. Operating Adjusted EPS represents Operating adjusted income divided by weighted average diluted shares, including the assumed conversion of preferred shares.
EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow, Operating adjusted income and Operating Adjusted EPS have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies.

The following tables reconcile net income to EBITDA and Adjusted EBITDA for the periods presented:

	Three Months Ended March 31,
(In millions), (Unaudited)	2026	2025
Net income	$48.9	$36.9
Add back:
Income taxes	16.4	15.8
Finance interest expense	24.8	27.6
Interest expense, net of interest income	9.7	3.4
Depreciation and amortization	22.9	22.7
EBITDA	122.7	106.4
Non-cash stock-based compensation	9.7	2.0
Securitization interest	(22.0)	(25.1)
Severance	1.7	2.0
Foreign currency gains	—	(3.3)
ERP implementation costs	0.4	—
Impact of Canadian DST related to prior years	(15.9)	—
Other	0.1	0.8
Total addbacks (deductions)	(26.0)	(23.6)
Adjusted EBITDA	$96.7	$82.8

	Three Months Ended March 31, 2026
(In millions), (Unaudited)	Marketplace	Finance	Consolidated
Net income	$21.2	$27.7	$48.9
Add back:
Income taxes	7.2	9.2	16.4
Finance interest expense	—	24.8	24.8
Interest expense, net of interest income	9.7	—	9.7
Depreciation and amortization	19.7	3.2	22.9
EBITDA	57.8	64.9	122.7
Non-cash stock-based compensation	7.6	2.1	9.7
Securitization interest	—	(22.0)	(22.0)
Severance	1.6	0.1	1.7
Foreign currency losses (gains)	0.1	(0.1)	—
ERP implementation costs	0.3	0.1	0.4
Impact of Canadian DST related to prior years	(15.9)	—	(15.9)
Other	0.1	—	0.1
Total addbacks (deductions)	(6.2)	(19.8)	(26.0)
Adjusted EBITDA	$51.6	$45.1	$96.7

The following table reconciles net cash provided by operating activities to Free Cash Flow and Adjusted Free Cash Flow for the periods presented:

	Three Months Ended March 31,
(In millions), (Unaudited)	2026	2025
Net cash provided by operating activities	$159.6	$122.6
Purchases of property, equipment and computer software	(13.1)	(11.9)
Free Cash Flow	146.5	110.7
Severance	3.1	3.9
Other	0.1	0.5
Net increase in finance receivables held for investment	(30.5)	(19.8)
Net decrease in obligations collateralized by finance receivables	(63.1)	(2.2)
Adjusted Free Cash Flow	$56.1	$93.1
The following table reconciles net income to Operating adjusted income and Operating Adjusted EPS for the periods presented:

	Three Months Ended March 31,
(In millions, except per share amounts), (Unaudited)	2026	2025
Net income	$48.9	$36.9
Acquired amortization expense	8.3	8.3
Impact of Canadian DST related to prior years	(15.9)	—
ERP implementation costs	0.4	—
Income taxes (1)	2.1	(1.1)
Operating adjusted income	$43.8	$44.1

Operating Adjusted EPS (2)	$0.35	$0.31

Weighted average diluted shares - including assumed conversion of preferred shares	125.0	144.3
(1)For the three months ended March 31, 2026 and 2025, each tax deductible item was booked to the applicable statutory rate.
(2)The Series A Preferred Stock dividends and undistributed earnings allocated to participating securities have not been included in the determination of Operating adjusted income for purposes of calculating Operating Adjusted EPS.

The following table reconciles net income to EBITDA and Adjusted EBITDA for the 2026 guidance presented:

	2026 Guidance - Previous		2026 Guidance - Revised
(In millions), (Unaudited)	Low	High	Low	High
Net income	$130	$147	$147	$164
Add back:
Income taxes	51	55	54	58
Finance interest expense	101	100	102	101
Interest expense, net of interest income	35	35	40	40
Depreciation and amortization	93	93	92	92
EBITDA	410	430	435	455
Total addbacks (deductions), net	(60)	(60)	(70)	(70)
Adjusted EBITDA	$350	$370	$365	$385
The following table reconciles net income to Operating adjusted income and Operating Adjusted EPS for the 2026 guidance presented:

	2026 Guidance - Previous		2026 Guidance - Revised
(In millions, except per share amounts), (Unaudited)	Low	High	Low	High
Net income	$130	$147	$147	$164
Total adjustments, net	25	26	13	14
Operating adjusted income	$155	$173	$160	$178

Operating Adjusted EPS	$1.24	$1.38	$1.28	$1.42

Weighted average diluted shares - including assumed conversion of preferred shares	125	125	125	125